UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 28, 2006

West Bancorporation, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Iowa	0-49677	42-1230603
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1601 22nd Street, West Des Moines, Iowa		50266
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	515-222-2300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

This filing is supplemental to the information contained in the Form 8-K filed June 26, 2006, wherein West Bank, a wholly owned subsidiary of West Bancorporation, Inc., was named a defendant in a lawsuit filed by D. B. Zwirn Special Opportunities Fund., L.P., et al versus Iowa Network Services, Inc., INS Wireless, Inc., First American Bank and West Bank. The lawsuit sought monetary damages of not less than $16,700,000 from the four defendants. On December 28, 2006, the above captioned lawsuit was dismissed with prejudice as to all defendants as a result of a settlement agreement between all parties. The settlement agreement releases West Bank from any and all liability related to the alleged actions underlying the lawsuit. Additionally, West Bank will recover its principal and substantially all interest from the attempted purchase of the Iowa Wireless note and substantially all of its costs associated with the defense of this action. West Bank did not contribute monetarily to the settlement of this lawsuit.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

West Bancorporation, Inc.

December 28, 2006	By:	Douglas R. Gulling

Name: Douglas R. Gulling
Title: Executive Vice President and Chief Financial Officer